SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 2, 2005

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2005, Dynegy Inc. (“Dynegy”) and certain of its subsidiaries entered into a definitive purchase agreement for the sale of Dynegy’s Midstream natural gas business to Targa Resources, Inc., a Houston, Texas based company (“Targa”), and certain of its subsidiaries. Under the terms of the purchase agreement, which has been approved by the boards of both companies, Targa will acquire Dynegy’s ownership interests in Dynegy Midstream Services, Limited Partnership, which holds Dynegy’s natural gas gathering and processing assets, as well as its natural gas liquids fractionation, terminalling, storage, transportation, distribution and marketing assets.

Dynegy expects to receive $2.475 billion in cash, subject to working capital adjustments, of which $2.35 billion will be paid at closing. In addition to the amount payable at closing, based on current expectations, Dynegy will realize a return of cash collateral of $125 million and eliminate its responsibility for approximately $75 million in letters of credit for the Midstream business, both within 60 days of the transaction closing.

The completion of the transaction is conditioned upon the expiration or termination of the Hart-Scott-Rodino waiting period and the fulfillment of other closing conditions as set forth in the purchase agreement. Pending satisfaction of those conditions, the sale is expected to close in the fourth quarter 2005. The proceeds from the Midstream transaction will be used to reduce outstanding debt to the extent required by Dynegy’s debt covenants. In accordance with Financial Accounting Standard No. 144, results associated with Dynegy’s Midstream natural gas business will be reclassified to discontinued operations.

The foregoing description of the purchase agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the purchase agreement, which Dynegy intends to file as an exhibit to its quarterly report on Form 10-Q for the period ended September 30, 2005.

Item 7.01 Regulation FD Disclosure.

A copy of the press release and letter to the financial community announcing the above transaction are being furnished pursuant to Regulation FD as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The information in the press release and letter to the financial community shall not be deemed to be incorporated by reference into Dynegy’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing. In addition, this Current Report on Form 8-K, the press release and the letter to the financial community contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release and the letter to the financial community.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits:

Exhibit No.	Document
99.1	Press Release dated August 2, 2005

99.2	Letter to Financial Community dated August 2, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: August 2, 2005	By:	/s/ CAROLYN M. CAMPBELL
	Name:	Carolyn M. Campbell
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Document
*99.1	Press Release dated August 2, 2005

*99.2	Letter to Financial Community dated August 2, 2005

*	Furnished herewith.